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                                 EXHIBIT 21.1

                          SUBSIDIARIES OF REGISTRANT

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
Name                                                                  Jurisdiction of Incorporation or Organization
----                                                                  ---------------------------------------------
ICI Holdings, LLC                                                                     Delaware
Insight Communications Company, L.P.                                                  Delaware
Insight Midwest, L.P.                                                                 Delaware
Insight Capital, Inc.                                                                 Delaware
Insight Communications Midwest, LLC (f/k/a Insight Communications of                  Delaware
     Indiana, LLC)
Insight Midwest Holdings, LLC                                                         Delaware
Insight Communications of Kentucky, L.P.                                              Delaware
Insight Kentucky Partners I, L.P.                                                     Delaware
Insight Kentucky Partners II, L.P.                                                    Delaware
Insight Kentucky Capital, LLC                                                         Delaware
Insight Holdings of Ohio, LLC                                                         Delaware
Insight Communications of Central Ohio, LLC                                           Delaware
Insight Interactive, LLC                                                              Delaware
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